                                                                    EXHIBIT 10.1


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                                AVT CORPORATION

                         GOLDENGATE ACQUISITION CORP.

                           AND MEDIATEL CORPORATION


                          Dated as of April 13, 1999
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                               TABLE OF CONTENTS

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                                    CONTENTS


ARTICLE I THE MERGER.........................................................................   2
        1.1     The Merger...................................................................   2
        1.2     Effective Time...............................................................   2
        1.3     Effect of the Merger.........................................................   2
        1.4     Certificate of Incorporation; Bylaws.........................................   3
        1.5     Directors and Officers.......................................................   3
        1.6     Maximum Shares to Be Issued; Effect on Capital Stock.........................   3
        1.7     Dissenting Shares............................................................   6
        1.8     Surrender of Certificates....................................................   6
        1.9     No Further Ownership Rights in Company Common Stock..........................   8
        1.10    Lost, Stolen or Destroyed Certificates.......................................   8
        1.11    Taking of Necessary Action; Further Action...................................   8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SIGNIFICANT
                STOCKHOLDERS................................................................    9

        2.1     Organization of the Company..................................................   9
        2.2     Company Capital Structure....................................................   9
        2.3     Subsidiaries.................................................................  10
        2.4     Authority....................................................................  10
        2.5     No Conflict..................................................................  11
        2.6     Company Financial Statements.................................................  11
        2.7     No Undisclosed Liabilities...................................................  12
        2.8     No Changes...................................................................  12
        2.9     Tax and Other Returns and Reports............................................  14
        2.10    Restrictions on Business Activities..........................................  16
        2.11    Title to Properties; Absence of Liens and Encumbrances.......................  17
        2.12    Intellectual Property........................................................  18
        2.13    Agreements, Contracts and Commitments........................................  21
        2.14    Interested Party Transactions................................................  23
        2.15    Compliance with Laws.........................................................  24
        2.16    Litigation...................................................................  24
        2.17    Insurance....................................................................  24
        2.18    Corporate Books and Records..................................................  25
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        2.19    Environmental Matters.......................................................   25
        2.20    Brokers' and Finders' Fees; Third Party Expenses............................   26
        2.21    Employee Matters and Benefit Plans..........................................   26
        2.22    Pooling of Interests........................................................   31
        2.23    Government Contracts........................................................   31
        2.24    Absence of Questionable Payments............................................   31
        2.25    Personnel...................................................................   31
        2.26    Bank Accounts...............................................................   32
        2.27    Year 2000...................................................................   32
        2.28    Accounts Receivable.........................................................   32
        2.29    Licenses, Permits, Authorizations, Etc......................................   33
        2.30    Consent Solicitation/Information Statement..................................   33
        2.31    Full Disclosure.............................................................   33

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................   33

        3.1     Organization, Standing and Power............................................   34
        3.2     Authority...................................................................   34
        3.3     Capital Structure...........................................................   34
        3.4     SEC Documents; Parent Financial Statements..................................   35
        3.5     No Material Adverse Change..................................................   35
        3.6     Litigation..................................................................   35
        3.7     S-3 Eligibility.............................................................   36
        3.8     Pooling of Interests........................................................   36

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................   36

        4.1     Conduct of Business of the Company..........................................   36
        4.2     No Solicitation.............................................................   39

ARTICLE V ADDITIONAL AGREEMENTS.............................................................   40

        5.1     Company Stockholder Approval................................................   40
        5.2     Access to Information.......................................................   40
        5.3     Confidentiality.............................................................   40
        5.4     Expenses....................................................................   41
        5.5     Public Disclosure...........................................................   41
        5.6     Consents....................................................................   41
        5.7     FIRPTA Compliance...........................................................   41
        5.8     Reasonable Efforts..........................................................   41
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        5.9     Notification of Certain Matters.............................................   42
        5.10    Pooling Accounting..........................................................   42
        5.11    Affiliate and Voting Agreements.............................................   42
        5.12    Additional Documents and Further Assurances.................................   43
        5.13    Form S-8....................................................................   43
        5.14    Nasdaq National Market Listing..............................................   43
        5.15    Company's Auditors..........................................................   43
        5.16    Additional Representations Relating to Tax Matters..........................   43

ARTICLE VI CONDITIONS TO THE MERGER.........................................................   44

        6.1     Conditions to Obligations of Each Party to Effect the Merger................   44
        6.2     Additional Conditions to Obligations of the Significant Stockholders
                and the Company.............................................................   45
        6.3     Additional Conditions to the Obligations of Parent and Merger Sub...........   45

ARTICLE VII INDEMNIFICATION; ESCROW FUND....................................................   47

        7.1     Establishment of Escrow Fund................................................   47
        7.2     Indemnification.............................................................   47
        7.3     Procedure; Claims...........................................................   48
        7.4     Survival of Representation and Warranties...................................   48
        7.5     Exclusive Remedy; Applicability.............................................   48
        7.6     Securityholder Agent........................................................   49

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................................   50

        8.1     Termination.................................................................   50
        8.2     Effect of Termination.......................................................   51
        8.3     Amendment...................................................................   51
        8.4     Extension; Waiver...........................................................   51

ARTICLE IX GENERAL PROVISIONS...............................................................   52

        9.1     Notices.....................................................................   52
        9.2     Interpretation..............................................................   53
        9.3     Counterparts................................................................   53
        9.4     Entire Agreement; Assignment................................................   53
        9.5     Severability................................................................   54
        9.6     Other Remedies..............................................................   54
        9.7     Governing Law; Venue........................................................   54
        9.8     Rules of Construction.......................................................   54
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9.9     Specific Performance...............................................................    54

ARTICLE X DEFINITIONS......................................................................    55
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                                     -iv-

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of April 13, 1999 among AVT Corporation, a Washington corporation

("Parent"), Goldengate Acquisition Corp., a Delaware corporation and a wholly
--------
owned subsidiary of Parent ("Merger Sub"), and Mediatel Corporation, a Delaware
                             ----------
corporation (the "Company").
                  -------

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of the Company, par value $.001 per share (the "Company Common
                                                             --------------
Stock"), and all of the issued and outstanding Series A Preferred Stock of the
-----
Company, par value $.001 per share (the "Company Preferred Stock," and,
                                         ------------------------
collectively with the Company Common Stock, the ("Company Capital Stock") shall
                                                  ---------------------
be converted into the right to receive shares of voting Common Stock of Parent, par value $.01 per share ("Parent Common Stock"), and all outstanding options or
                           -------------------
other rights to acquire or receive shares of Company Capital Stock shall be assumed by Parent (after giving effect to appropriate adjustments to the exercise price and number of shares issuable upon exercise thereof) and shall be exercisable for shares of Parent Common Stock.

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in the Escrow and Indemnification Agreement attached hereto as Exhibit A (the "Escrow and Indemnification Agreement").
                ------------------------------------

     D. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) qualify for accounting
                                       ----
treatment as a pooling of interests.

     E. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

1.1  The Merger

     At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged
                                   ------------
with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
-----------

1.2  Effective Time

     Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as
                            -------
practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Perkins Coie, 250 Montgomery Street, Suite 1600, San Francisco, California, unless another place or time is agreed to by Parent and the Company; provided, however, that in no event will the Closing Date be later than April 16, 1999. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------
Date."  On the Closing Date or as soon as possible thereafter, the parties
----
hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) with the Secretary of State of the State of Delaware (the

"Certificate of Merger"), in accordance with the relevant provisions of
----------------------
applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time"). If the Secretary
                                             --------------
of State of Delaware requires any changes in the Certificate of Merger as a condition to its filing or to issuing a certificate to the effect that the Merger is effective, Parent, Merger Sub, the Company and the Significant Stockholders will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.3  Effect of the Merger

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4  Certificate of Incorporation; Bylaws

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Goldengate Corporation".

     (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5  Directors and Officers

     The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office until their successor(s) have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their successors have been duly appointed or until their earlier death, resignation or removal in accordance with the Bylaws of the Surviving Corporation.

1.6  Maximum Shares to Be Issued; Effect on Capital Stock

     The maximum number of shares of Parent Common Stock to be issued (including shares of Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options or other rights to acquire Company Capital Stock shall be the Aggregate Share Number (as defined below). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder of shares of Company Capital Stock (individually, a "Stockholder"), the following shall occur:
                  -----------

     (a) Conversion of Company Common Stock and Company Preferred Stock.  Each
         --------------------------------------------------------------
share of Company Common and Preferred Stock (including all shares of Company Common Stock issued upon conversion of Company Preferred Stock) issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common and Preferred Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)), will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio, upon surrender of the certificate representing such share of Company Common or Preferred Stock in the manner provided in Section 1.8.

     (b) Cancellation of Company-Owned Stock.  Each share of Company Capital
         -----------------------------------
Stock, if any, owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Stock Options.  At the Effective Time, each outstanding option to
         -------------
purchase Company Common Stock (each a "Company Option") then outstanding under
                                       --------------
the Company's 1996 Stock Option Plan (the "Option Plan") or otherwise, whether
                                           -----------
vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. In no event shall the terms of any assumed Company Option that is an incentive stock option as defined in Section 422 of the Code give the holder thereof additional benefits that he or she did not have under the original Company Option. Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

     (d) Capital Stock of Merger Sub.  Each share of Common Stock of Merger Sub
         ---------------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (e) Adjustments to Exchange Ratio.  The Exchange Ratio shall be adjusted to
         -----------------------------
reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common

Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

     (f) Fractional Shares.  No fraction of a share of Parent Common Stock will
         -----------------
be issued, but in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such Stockholder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) without interest equal to the product of (i) such fraction, multiplied by (ii) the Parent Common Stock Price.

     (g)  Definitions.
          -----------

          (i)    Aggregate Common Number.  The "Aggregate Common Number" shall
                 -----------------------        -----------------------
mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued upon conversion of all Company Preferred Stock).

          (ii)   Aggregate Preferred Number.  The "Aggregate Preferred Number"
                 --------------------------        --------------------------
shall mean the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

          (iii)  Aggregate Option Number.  The "Aggregate Option Number" shall
                 -----------------------        -----------------------
mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company options and other rights to acquire shares of Company Common Stock immediately prior to the Effective Time, minus 30,208 shares (which is the number of shares subject to unvested options held by the Company's outside directors and a consultant as of the Closing; which will be terminated in connection with the Merger).

          (iv)   Aggregate Share Number. The "Aggregate Share Number" shall be
                 ----------------------       ----------------------
1,895,355, which was determined by dividing $47,150,000, minus any Third-Party Expenses incurred by the Company in excess of $850,000 as shown on the summary provided to Parent pursuant to Section 5.4, by the Parent Common Stock Price. The Aggregate Share Number shall be appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization , recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time (a "Recapitalization of the Parent Common Stock").
                                -------------------------------------------

          (v)    Escrow Amount.  The "Escrow Amount" shall be ten percent (10%)
                 -------------        -------------
of the shares of Parent Common Stock issuable in the Merger upon conversion of the Company Common Stock and the Company Preferred Stock.

          (vi)   Exchange Ratio.  The "Exchange Ratio" shall mean the quotient
                 --------------        --------------
obtained by dividing (x) the Aggregate Share Number by (y) the sum of (A) the Aggregate

Common Number, (B) the Aggregate Preferred Number, and (C) the Aggregate Option Number.

          (vii)  Parent Common Stock Price.  The "Parent Common Stock Price"
                 -------------------------        -------------------------
shall equal $24.8766 which is the average closing price of a share of Parent Common Stock over the twenty (20) consecutive trading days ending two trading days prior to the Closing Date, as reported on the Nasdaq National Market.

1.7  Dissenting Shares

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a Stockholder who has demanded appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not withdrawn in writing such appraisal rights ("Dissenting
                                                                     ----------
Shares") shall not be converted into or represent a right to receive Parent
------
Common Stock pursuant to Section 1.6, but such Stockholder shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

1.8  Surrender of Certificates

     (a) Exchange Agent.  Prior to the Effective Time, Parent shall designate a
         --------------
bank or trust company with assets of not less than $100 million to act as exchange agent, or it may elect to act as its own exchange agent, in the Merger. (Such bank or trust company, or the parent acting in such capacity, is referred to herein as the "Exchange Agent".)
                  --------------

     (b) Parent to Provide Common Stock.  Promptly after the Effective Time,
         ------------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock (reduced by the Escrow Amount) issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital

Stock. Parent shall simultaneously deposit the Escrow Amount pursuant to the terms of the Escrow and Indemnification Agreement. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

     (c) Exchange Procedures.  Promptly after the Effective Time, the Surviving
         -------------------
Corporation shall request the Exchange Agent to promptly mail to each holder of record of a certificate or certificates (the "Certificates") which immediately
                                              ------------
prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited on such holder's behalf pursuant to the Escrow and Indemnification Agreement), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to
Section 1.6, and the Certificate so surrendered shall forthwith be canceled.

     (d) Distributions With Respect to Unexchanged Shares.  No dividends or
         ------------------------------------------------
other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership.  If any certificate for shares of Parent Common
         ----------------------
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent

Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability.  Notwithstanding anything to the contrary in this Section
         ------------
1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9  No Further Ownership Rights in Company Common Stock

     All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock after the close of business on the day prior to the Closing Date.

1.10  Lost, Stolen or Destroyed Certificates

     In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.11  Taking of Necessary Action; Further Action

     If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                           SIGNIFICANT STOCKHOLDERS

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, which Company
             -----------------
Schedules shall constitute representations and warranties under this Article II, as follows in this Article II. For purposes of this Article II, unless the context clearly otherwise requires, all references to "the Company" shall include a reference to the Subsidiary (as hereinafter defined).

2.1  Organization of the Company

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company or otherwise would be materially burdensome to the Company or business plans or proposed business plans of the Company (hereinafter referred to as a, "Material Adverse Effect").
                   -----------------------

2.2  Company Capital Structure

     (a) As of the date of this Agreement the authorized capital stock of the Company consists of 17,000,000 shares of authorized Common Stock, of which 9,949,507 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of authorized Series A Preferred Stock, of which 2,896,575 shares are issued and outstanding as of the date hereof. The Company Capital Stock is held of record and beneficially by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock (i) are duly authorized, validly issued, fully paid and non-assessable; (ii) are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound; and (iii) were issued in accordance with all applicable federal and state securities laws. There are no voting trusts or other agreements or understandings to which the Company or, to the Company's knowledge, any Stockholder is a party or by which the Company or such Stockholder is bound.

     (b) The Company has reserved 3,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 2,309,813 shares are subject to outstanding, unexercised options as of the date hereof and 351,981 shares remain available for future grant as of the date hereof. Schedule 2.2(b) sets forth for each outstanding

Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

2.3  Subsidiaries

     Except for the Subsidiary, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture, limited liability company or other business entity. Schedule 2.3 lists all outstanding securities of the Subsidiary, all of which are held by the Company. The Subsidiary has never engaged in any trade or business.

2.4  Authority

     The Company has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to enter into this Agreement and the other agreements to be entered into pursuant hereto (the "Transaction Documents") and to perform its obligations hereunder and
      ---------------------
thereunder. This Agreement has been, and each of the Transaction Documents to be delivered on the Closing will be, duly executed and delivered by the Company, and this Agreement has been, and each of the Transaction Documents to which the Company is a party will be on the Closing, duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger and this Agreement, and this Agreement and the transactions contemplated hereby have been approved by all necessary action by the Stockholders. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

2.5  No Conflict

     Except as set forth on Schedule 2.5, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not

          (i) Conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (x) any provision of the
                                  --------
Certificate of Incorporation or Bylaws of the Company or (y) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets,

          (ii) Require any consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental
                                                                ------------
Entity") or any third party (so as not to trigger any Conflict), except for (x)
------
the filing of the Agreement of Merger with the Delaware Secretary of State, and
(y) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.5,

          (iii) Result in the creation of any material lien or encumbrance on the Company's assets or on the Company Capital Stock,

          (iv) Invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the Company's business.

2.6  Company Financial Statements

     Attached hereto as Schedule 2.6 are true and complete copies of (a) the audited consolidated balance sheets as of December 31, 1997 and 1998 (the "Balance Sheets") and the related audited consolidated statements of operations
---------------
and cash flows for the years then ended, and (b) an unaudited balance sheet (the "Company February Balance Sheet") and statements of income, shareholders' equity
 ------------------------------
and cash flows of the Company as of and for each of the months ended January 31, 1999 and February 28, 1999. All the foregoing financial statements are herein referred to as the "Company Financials". The Company Financials are correct in
                    ------------------
all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout
                                 ----
the periods indicated and consistent with each other, except that the unaudited monthly financial statements do not include notes and are subject to normal year-end adjustments. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Company has no liability or obligations of any nature (absolute, contingent, or otherwise) that is not fully reflected or reserved against in the Company February Balance Sheet, except for liabilities reserved against or obligations incurred since the date of the Company February Balance Sheet in the ordinary course of business and consistent with past practice and not in excess of $25,000 individually.

2.7  No Undisclosed Liabilities

     Except as set forth in Schedule 2.7, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Company February Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Company February Balance Sheet, consistent with past practices and not in excess of $25,000 individually.The Company has provided Parent with a list of outstanding accounts payable as of March 31, 1999.

2.8  No Changes

     Except as set forth in Schedule 2.8, since December 31, 1998, there has not been, occurred or arisen any:

     (a) transaction, agreement or commitment by the Company (other than this Agreement) except in the ordinary course of business and consistent with past practices;

     (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

     (c) capital expenditure, borrowing, agreement to borrow or commitment by the Company (whether absolute, contingent or otherwise), either individually or in the aggregate, exceeding $50,000;

     (d) adverse change in, destruction of, damage to or loss of any material assets, working capital, business or customer of the Company (whether or not covered by insurance);

     (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

     (g) revaluation by the Company of any of its assets;

     (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock or any split, combination, subdivision or reclassification of any share of its capital stock;

     (i) increase in the salary or other compensation payable or to become payable to any of the Company's officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

     (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

     (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

     (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

     (m) forgiveness or cancellation any indebtedness or waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company exceeding $25,000;

     (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company, or its affairs;

     (o) notice of any claim of ownership by a third party of the Company Technology or the IP Rights or of infringement by the Company of any third party's intellectual property or proprietary rights or disposition or lapse of any rights to use any of the IP Rights or disclosure of the Technology or IP Rights to a third party (other than to a representative of Parent pursuant to appropriate confidentiality provisions);

     (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have entered into Third Party Licenses with the Company;

     (r) any mortgage, pledge, lien, security interest, encumbrance, restriction or charge to which any of the Company's property or assets (whether real, personal or mixed, tangible or intangible) became subject, except for (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments and other lease-related performance incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar liens securing indebtedness that is in the aggregate less than $10,000, was incurred in the ordinary course of business and is not yet due and payable;

     (s) writedown of any inventory or write-off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $25,000, and were incurred in the ordinary course of business and consistent with past practice;

     (t) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Stockholder or any of its officers or directors or any affiliate of any Stockholder or any of its officers or directors, except for salary commission, ordinary course incentive compensation payments, and expense reimbursement payments to employees in the ordinary course of business;

     (u) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

     (v) negotiation or agreement by the Company, or any officer or employees thereof to do any of the things described in this Section 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

2.9  Tax and Other Returns and Reports

     (a) Definition of Taxes; Returns.  For the purposes of this Agreement, (i)
         ----------------------------
"Tax" or, collectively, "Taxes", means any and all federal, state, local and
 ---                     -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity, and "Return" means any return, declaration,
                                        ------
report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     (b) Tax Returns and Audits.  Except as set forth in Schedule 2.9:
         ----------------------

         (i) All Returns required to be filed by or on behalf of the Company have been or will be filed on a timely basis with the appropriate Governmental Entities in all jurisdictions in which such Returns are required to be filed, and all such Returns were true, correct and complete in all respects;

         (ii) All Taxes of the Company (whether or not reflected on any Return) have been fully and timely paid;

         (iii) No waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Returns;

         (iv) The Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate Governmental Entities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (v) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service (the "IRS") or any other
                                                   ---
Governmental Entity of the federal, foreign, state and local Tax Returns of or covering the Company have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any Governmental Entity against the Company, there are no audits or investigations by any Governmental Entity in progress (of which the Company has received notice) or, to the knowledge of the Company, pending.

         (vi) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination. No claim has been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

         (vii)  Neither the Company nor any other person on behalf of the
Company: (A) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (B) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (C) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (and has filed a Form 3115) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a Governmental Entity has proposed any such adjustment or change in accounting method.

         (viii) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the dates of the Company's and the Subsidiary's incorporation.

         (ix) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or
                           -----
attributable to Taxes.

         (x) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

         (xi) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (xii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

         (xiii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company (i) has not been a member of an affiliated group filing a consolidated income tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) other than the affiliated group of which the Company is the common parent, and (ii) has no liability for Taxes of any person under Treasury Regulations (S) 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

         (xiv) The unpaid taxes of the Company (A) did not, as of February 28, 1999, exceed the reserve for tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company February Balance Sheet; and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing Returns.

         (xv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.10  Restrictions on Business Activities

     There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.11  Title to Properties; Absence of Liens and Encumbrances

      (a) The Company owns no real property, nor has it ever owned any real property, other than the leasehold interest described herein. Schedule 2.11(a) sets forth a list of all real property currently leased, rented or used by the Company (the "Real Property"), the name of the lessor or owner, the date of any
              -------------
lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease during the remaining term of such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms and binding against the parties thereto and, to the Company's knowledge, against all other persons with an interest in such Real Property, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Except as set forth on Schedule 2.11(a), no consent is required from any person under any lease of the Real Property in connection with the consummation of the transactions contemplated hereby, and the Company has not received notice that any party to any such lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

      (b) The Company has provided to Parent a complete and accurate list of each item of tangible personal property that it owns, leases, rents or uses (the "Personal Property") having a value in excess of $500, provided that such list
------------------
need not describe the Technology or the IP Rights. The Company has delivered to Parent true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Personal Property. The Real Property and the Personal Property include all tangible properties and assets (whether real, personal or mixed) (other than, in the case of the Personal Property, property rights with an individual value of less than $500) reflected in the Company February Balance Sheet and all properties and assets purchased by the Company since the date of the Company February Balance Sheet through March 31, 1999 (except for such properties or assets sold since the date of the Company February Balance Sheet in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all property used in the Company's business as presently conducted; provided, however, that for the Personal Property, this representation is only made with respect to property having an individual value in excess of $500. The Company has not disposed of any material Personal Property since March 31, 1999.

      (c) The Company's leasehold improvements and Personal Property are in good operating condition and repair (at a level consistent with industry standards, normal wear and tear excepted), are adequate for the uses to which they are being put and, to the Company's knowledge, comply with applicable safety and other laws and regulations.

     (d) Except for (i) assessments for current Taxes not yet due and payable,
(ii) landlord's liens for rental payments and other lease-related performance in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar liens securing indebtedness that is in the aggregate less than $10,000, was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property that is so noted on the list supplied pursuant to paragraph
(b) of this Section 2.11, the Company owns such Personal Property.

     (e) Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed on it thereunder and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with the giving of notice or lapse of time, or both, would constitute a default thereunder. No consent is required from the owner or lessor under any lease of Personal Property in connection with the consummation of the transactions contemplated hereby, and the Company has not received notice that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any leases, subleases, tenancies or licenses of any portion of the Personal Property.

     (f) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor nor, to the Company's knowledge, has any such condemnation, expropriation or taking been proposed.

2.12  Intellectual Property

     (a) General.  The Company owns or has licensed and has all rights required
         -------
to conduct its business as now conducted and as proposed to be conducted in and to the following: (i) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulas, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel," software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are currently produced, used, marketed, sold or under development by the Company (collectively, the "Technology-Related Assets"); and (ii) all intellectual property and other
--------------------------
proprietary rights in the Technology-Related Assets, including, without limitation, all domain names, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

     (b) Technology.  Schedule 2.12(b) sets forth a list of all products and
         ----------
tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement, together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Except for the Third Party Technologies (as defined in Section
---------
2.12(c) hereof), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all encumbrances:
                              ----------
(i) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto;
(ii) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (i) above; (iii) any and all technology and work in progress related to the items set forth in clauses (i) and (ii) above; and (iv) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (i), (ii) and (iii) above. The Technology, excluding the Third Party Technologies, is sometimes referred to herein as the "Company Technology."
               ------------------

     (c) Third Party Technology.  Schedule 2.12(c) sets forth a list of all
         ----------------------
Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and
                                              ------------------------
all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies (the "Third Party
                                                                    -----------
Licenses"), indicating, with respect to each of the Third Party Technologies
--------
listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use (free of any material restriction) (i) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology, and (ii) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted. All Third Party Licenses are valid, binding and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew such Third Party License or to exercise or decline to exercise any right thereunder.

     (d) Trademarks.  Schedule 2.12(d) sets forth a list of all trademarks,
         ----------
trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks"). To the
                                                                -----
best of its knowledge, the Company has
full legal and beneficial ownership, free and clear of any encumbrances, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

     (e) Intellectual Property Rights.  Schedule 2.12(e) sets forth all patents,
         ----------------------------
patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP
                                                                        --
Registrations") associated with the Company Technology and the Marks.  The
-------------
Company owns all right, title and interest, free and clear of any encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").
                                                         ---------

     (f) Maintenance of Rights.  Except as set forth on Schedule 2.12(f), the
         ---------------------
Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect. Except as set forth on Schedule 2.12(f), the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the best of the Company's knowledge, except pursuant to reasonably prudent safeguards, (i) no third party has received any confidential information relating to the Technology or the IP Rights and (ii) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

     (g) Third Party Infringement.  Except as set forth on Schedule 2.12(g), (i)
         ------------------------
the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (ii) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (iii) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

     (h) Infringement by the Company.  Except as set forth on Schedule 2.12(h),
         ---------------------------
(i) the use of any of the Technology in the Company's business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (ii) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (iii) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights or claiming that any other entity has any claim of infringement with respect thereto.

     (i) Confidentiality.  Except as set forth on Schedule 2.12(i), (i) the
         ---------------
Company has not disclosed any source code regarding the Technology to any person or entity other than an employee of the Company and under a written nondisclosure agreement; (ii) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology, including requiring every employee and consultant to execute a confidentiality and proprietary information agreement; (iii) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (iv) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as set forth on Schedule 2.12(i), the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has formed or could reasonably form the basis for a release of such source code from such escrows or arrangements.

     (j) Warranty Against Defects.  Except as set forth on Schedule 2.12(j), the
         ------------------------
Technology is free from known material defects and substantially conforms to the applicable specifications, documentation and samples of such Technology.

     (k) Domain Names.  Schedule 2.12(k) sets forth a list of all Internet
         ------------
domain names used by the Company in its business (collectively, the "Domain
                                                                     ------
Names").  The Company has, and after the Closing the Surviving Corporation will
-----
have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

2.13  Agreements, Contracts and Commitments

     (a) Contracts.  Schedule 2.13(a) contains a complete and accurate list of
         ---------
all contracts, oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, security agreements, instruments relating to the borrowing of money, inventory purchase commitments and broker or distributorship agreements other than (a) purchase orders received by the Company from its customers or issued by the Company to its suppliers and vendors in the ordinary course of business involving less than $10,000 or (b) other contracts cancelable within 90 days without penalty and involving less than $10,000 (such agreements, collectively, "Contracts"). True and complete copies of each Contract have been delivered to Parent. Except as set forth on Schedule 2.13(a), the Company does not have, is not a party to nor is it bound by:

          (i) any collective bargaining agreements,

          (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

          (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

          (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

          (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

          (vi) any fidelity or surety bond or completion bond,

          (vii) any lease of personal property having a value individually in excess of $25,000,

          (viii)  any agreement of indemnification or guaranty,

          (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business anywhere in the world or to compete with any person,

          (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

          (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

          (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

          (xiv)  any construction contracts,

          (xv) any distribution, joint marketing or development agreement,

          (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

          (xvii) any noncompetition or nonsolicitation agreement with any employee or other third party, or

          (xviii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

     (b) No Breach.  Except for such alleged breaches, violations and defaults,
         ----------
and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.13(b), the Company has performed all material obligations imposed under each Contract and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.13(b), is binding upon each party thereto in accordance with its terms, is in full force and effect, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

2.14  Interested Party Transactions

     Except as set forth on Schedule 2.14, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest) (an "Interested Party"), has or has had, directly or
                                 ----------------
indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Schedule 2.13(a) or Schedule 2.12(c); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this
Section 2.14. No Interested Party has any interest (other than as a shareholder of the

Company) in (a) any property, real or personal, tangible or intangible, used in or directly pertaining to the Company's business, including, without limitation, inventions, patents, trademarks, software or trade names, or (b) any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. None of the Stockholders is indebted to the Company, and the Company is not indebted to any Stockholder, except for indebtedness relating to compensation for employment, including salary and benefits, incurred and payable by the Company in the normal course of business.

2.15  Compliance with Laws

     The Company has complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

2.16  Litigation

     Except as set forth in Schedule 2.16, there is no claim, action, suit, arbitration, investigation or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's knowledge, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding of any nature before or by any person which could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.16, to the Company's knowledge, there is no investigation pending or threatened against the Company , its properties or any of its officers or directors by or before any Governmental Entity or nongovernmental department, commission, board, bureau, agency or instrumentality or other person. Schedule 2.16 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.

2.17  Insurance

     The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the computer software industry. Schedule 2.17 sets forth as to all such policies of insurance, or binders therefor, of the Company:

          (i) the broker's name, address and telephone number and the insurer's name;

          (ii) the policy number, amount, expiration date and deductible or retention amount; and

          (iii)  material exceptions to each such policy.

     All such policies or binders set forth on Schedule 2.17 are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and the Company is otherwise in compliance with the terms of such policies. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates set forth on Schedule 2.17 without the payment of additional premiums and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated hereby. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company has no knowledge of any threatened termination or cancellation of or material premium increase with respect to any of such policies.

2.18  Corporate Books and Records

     The Company has furnished to Parent or its representatives for their examination true and complete copies of its (a) Certificate of Incorporation and Bylaws, including all amendments thereto, (b) minute books, and (c) stock transfer books.

2.19  Environmental Matters

     (a) Hazardous Material.  The Company has not operated any underground
         ------------------
storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material").
                                                           ------------------
No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities.  The Company has not transported,
         ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits.  The Company currently holds all environmental approvals,
         -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

     (d) Environmental Liabilities.  No action, proceeding, revocation
         -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

2.20  Brokers' and Finders' Fees; Third Party Expenses

     Except as set forth on Schedule 2.20, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.20 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.20 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

2.21  Employee Matters and Benefit Plans

     (a) Definitions.  With the exception of the definition of "Affiliate" set
         -----------
forth in Section 2.21(a)(i) below (which definition shall apply only to this Section 2.21), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any other person or entity that must be
               ---------
aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

          (ii) "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended;

          (iii)  "Company Employee Plan" shall refer to any retirement, pension,
                  ---------------------
profit sharing, deferred compensation, savings, bonus, incentive, cafeteria, flexible benefits, medical, dental, vision, hospitalization, life insurance, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, stock purchase, stock option, stock appreciation rights, change of control, fringe benefit and other employee benefit plans, funds, policies, programs, contracts, arrangements or practices (including, without limitation, each "employee benefit plan," as defined in Section 3(3) of ERISA) and each employment or consulting contract or agreement, whether formal or informal, whether written or unwritten and whether legally binding or not, (A) sponsored, maintained or contributed to by the Company or any Affiliate (B) covering or benefiting any Employee (as defined below) or any dependent or beneficiary of any such Employee or (C) with respect to which either the Company or any Affiliate has, or could have, any actual or potential obligation or liability;

          (iv) "Employee" shall mean any current, former or retired employee,
                --------
officer, agent, independent contractor or director of the Company or any Affiliate;

          (v) "Employee Agreement" shall refer to each management, employment,
               ------------------
personal service, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee;

          (vi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined
                ------------------
below) which is a "multiemployer plan", as defined in Section 3(37) or 4001(a)(3) of ERISA; and

          (vii)  "Pension Plan" shall refer to each Company Employee Plan which
                  ------------
is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

     (b) Schedule.  Schedule 2.21(b) contains an accurate and complete list of
         --------
all Company Employee Plans and Employee Agreements, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify or amend any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents.  The Company has provided to Parent (i) correct and complete
         ---------
copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the trust agreement related thereto and the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with any summaries of material modifications and summary annual reports, with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the U.S. Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all
        ---
communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or any Affiliate; (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan; and (ix) copies of all contracts (and any amendments thereto) relating to each Company Employee Plan, including, without limitation, service provider agreements, insurance policies, investment management agreements and recordkeeping agreements.

     (d) Company Employee Plan Compliance.  Except as set forth on Schedule
         --------------------------------
2.21(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan is, and at all times since inception has been, established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction", within the meaning of
Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against, or with respect to, any Company Employee Plan or against the assets of any Company Employee Plan; and
(iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time and at any time in accordance with its terms, without liability to the Company, Parent or any of their respective Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) neither the Company, any Affiliate or any fiduciary of any Company Employee Plan has engaged in any transaction or acted or failed to act in any manner that violated the fiduciary requirements of ERISA; (vi) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliate, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(c), 502(i) or 502(1) of ERISA or Chapter 43 of Subtitle D of the Code.

     (e) Pension Plans.  The Company and its Affiliates do not now, nor have
         -------------
they ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code or which is a "multiple employer plan" (within the
                                          ----------------------
meaning of Section 4063 or 4064 of ERISA.

     (f) Multiemployer Plans.  At no time has the Company or any Affiliate
         -------------------
maintained, established, sponsored, participated in, contributed to or been requested to contribute to any Multiemployer Plan.

     (g) Qualified Pension Plans.  Each Pension Plan that is intended to be
         -----------------------
qualified under Section 401(a) of the Code is, and at all times since its inception has been, so qualified and its related trust is, and at all times since its inception has been, exempt from taxation under Section 501(a) of the Code, and each such Pension Plan is the subject of an unrevoked favorable determination letter from the IRS to that effect. Nothing has occurred, and no circumstances exist, or are reasonably expected by the Company or any Affiliate to occur, that could cause (i) such Pension Plan to lose its tax-qualified status, (ii) the IRS to revoke the most recent determination letter issued with respect to such Pension Plan or (iii) the Company, any Affiliate or such Pension Plan to lose its ability to rely on such determination letter.

     (h) Health Care Continuation Coverage.  Each "group health plan," as
         ---------------------------------
defined in Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code, that is (or was) sponsored, maintained, provided or contributed to by the Company or any Affiliate (or any employees of any of the foregoing, or their dependents) has been maintained, administered and operated at all times since its inception in compliance with the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, Section 4980B(f) of the Code, and any other requirements under any applicable law regarding the provision or continuation of health insurance coverage or other "welfare benefit plans" (within the meaning of Section 3(1) of ERISA).

     (i) Company Employee Plan Payments.  All contributions, premiums and other
         ------------------------------
payments due or required to be made to, or with respect to, each Company Employee Plan under the terms of such Company Employee Plan or pursuant to ERISA or the Code have been made on or before their due dates in accordance with the terms of such Employee Plan, ERISA or the Code, and, if not yet due, will be properly accrued and disclosed on the books of the Company or any Affiliate, as applicable, prior to the Closing.

     (j) No Post-Employment Obligations.  Except as set forth in Schedule
         ---------------------------------
2.21(j), no Company Employee Plan provides or contributes to, or has any liability to provide or contribute to, life insurance, medical benefits or other benefits to any Employee, or his or her dependents, upon such Employee's retirement or termination of employment for any reason, except as may be required by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s), or his, her or their dependents would be provided with such life insurance, medical benefits or other benefits upon his, her or their retirement or termination of employment, except to the extent required by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code.

     (k)  Effect of Transaction.
          ---------------------

          (i) Except as set forth on Schedule 2.21(k)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) Except as set forth on Schedule 2.21(k)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code (or any similar state or local law).

     (l) Employment Matters.  The Company (i) is in compliance in all material
         ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

     (m) Labor.  No work stoppage or labor strike against the Company is pending
         -----
or, to the best knowledge of the Company, threatened.  Except as set forth in
Schedule 2.21(m), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.21(m), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

2.22  Pooling of Interests

     To the Company's knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers, members or stockholders, has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

2.23  Government Contracts

     The Company has never been suspended or debarred from bidding on contracts or subcontracts for any agency of the U.S. government, nor has such suspension or debarment been threatened or action for suspension or debarment been commenced. The Company has not been nor is it now being audited or, to its knowledge, investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the U.S. government (each, a "Government Contract Authority"),
                                               -----------------------------
nor, to the Company's knowledge, has such audit or investigation been threatened. There is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the U.S. government, and there is no valid basis for a claim pursuant to an audit or investigation by any Government Contract Authority. The Company has never had a contract or subcontract terminated for default or been determined to be nonresponsible by any agency of the U.S. government. To the Company's knowledge, it has no outstanding agreements, contracts or commitments that require it to obtain or maintain a government security clearance.

2.24  Absence of Questionable Payments

     Neither the Company nor any director, officer, agent, employee or other Person acting on its behalf has to its knowledge used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to government officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director, officer, agent, employee or other Person acting on its behalf has accepted or received any improper or unlawful contributions, payments, gifts or expenditures.

2.25  Personnel

     The Company has given Parent Schedule 2.25 sets forth a true and complete list of: (a) the names and current salaries of all directors and officers of the Company and the family relationships, if any, among such persons and (b) the wage rates for nonsalaried and nonexecutive salaried employees of the Company by classification.

2.26  Bank Accounts

     Schedule 2.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to make withdrawals therefrom, draw thereon or have access thereto.

2.27  Year 2000

     Each hardware, software and firmware product used by the Company in its business (collectively, the "Software") is Millennium Compliant (as hereinafter defined). As to each third party product distributed by the Company (a "Distributed Product"), the Company has, except as set forth in Schedule 2.27, requested and obtained written warranties and certification from the third party owner that the Distributed Product is Millennium Compliant. As used in this Agreement, "Millennium Compliant" means, with respect to an item, that the item will accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a decrease in its functionality, is designed to be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the item (a) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data that represents or references different centuries or more than one century; (b) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century; and (c) include "Year 2000 Capabilities" meaning that the
                                      ----------------------
item (i) will manage and manipulate data involving dates, including single century formulas and multicentury formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) provides that all date-related user interface functionalities and data fields include the indication of century; and (iii) provides that all date-related data interface functionalities include the indication of century.

2.28  Accounts Receivable

     All accounts receivable of the Company reflected in the Company February Balance Sheet, or existing at the Closing, represent sales actually made in the ordinary course of business. The Company's bad debt reserves and sales return allowances as reflected in the Company February Balance Sheet are adequate in view of the Company's historic rates of return and the Company's knowledge with respect to current accounts receivable. Set forth on Schedule 2.28 is a full and complete list of all accounts receivable of the Company existing as of March 31, 1999. In addition, a current complete list of all accounts receivable of the Company will be delivered to the Company immediately prior to the Closing.

2.29  Licenses, Permits, Authorizations, Etc.

     The Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which might, in the aggregate, have a Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

2.30  Consent Solicitation/Information Statement

     The Company acknowledges that the Parent Common Stock has not been and will not prior to issuance be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued in reliance on the private offering
      --------------
exemption contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. No more than 35 Stockholders are not "accredited investors" as such term is defined in Rule 501(a) under the Securities Act. In connection with the transactions contemplated hereby, the Company will prepare and distribute to the Stockholders information statement (the "Consent Solicitation/Information Statement") for the purpose of soliciting
      ------------------------------------------
the requisite approval of the Merger. The Consent Solicitation/Information Statement does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.31  Full Disclosure

     None of the representations or warranties made by the Company (as modified by the Company Schedules) in this or any other agreement entered into pursuant hereto, nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

3.1  Organization, Standing and Power

     Parent is a corporation duly organized and validly existing under the laws of the State of Washington. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub as a whole.

3.2  Authority

     Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement has been, and each of the Transaction Documents to be delivered on the Closing by Parent or Merger Sub will be, duly executed and delivered by Parent and Merger Sub, and this Agreement has been, and each of the Transaction Documents to which Parent and Merger Sub is a party will be on the Closing, duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement constitutes and each of the Transaction Documents will constitute, the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the Transaction Documents by Parent will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Parent or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets.

3.3  Capital Structure

     (a) The authorized stock of Parent consists of 60,000,000 shares of Common Stock, of which 12,623,255 shares were issued and outstanding as of December 31, 1998, and 2,000,000 shares of Preferred Stock, of which no shares are issued or outstanding as of the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Merger Sub have been duly authorized, and all such issued and outstanding shares are validly issued, fully paid and nonassessable.

     (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable federal and state securities laws (assuming the accuracy of the representations and warranties contained in Section 2.32).

3.4  SEC Documents; Parent Financial Statements

     True and complete copies of all reports or registration statements filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1,
                                                         ---
1997, are available to the Company on the SEC's web site at www.sec.gov (all of
                                                            -----------
the foregoing being collectively referred to as the "SEC Documents").  As of
                                                     -------------
their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the case may be, and none of the
                              ------------
SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to
                                    ---------------------------
form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly, in accordance with GAAP, the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

3.5  No Material Adverse Change

     Since the date of the balance sheet included in Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Articles of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

3.6  Litigation

     There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.7  S-3 Eligibility

     Parent is eligible to register securities on Form S-3 under the Securities Act and rules promulgated thereunder.

3.8  Pooling of Interests

     To Parent's knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1  Conduct of Business of the Company

     (a) Company Conduct.  Except as set forth in Schedule 4.1, during the
         ---------------
period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in materially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due. The Company agrees, to the extent consistent with the business of the Company, to use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting or likely to adversely affect the Company or its business, business prospects, assets, operation or condition (financial or other). Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (i) Enter into any commitment, activity or transaction not in the ordinary course of business;

          (ii) Transfer to any person or entity any rights to any Technology or IP Rights (other than pursuant to ordinary course end-user licenses);

          (iii) Enter into or amend any material agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company, except in the ordinary course of business;

          (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

          (v)  Commence any litigation;

          (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, other than dividends presently required to be paid in April, 1999 on its Series A Preferred Stock as described in Schedule 4.1, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

          (vii) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options and Series A Preferred, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than from option grants for new hires and promotions expressly contemplated by the Company's 1999 Operating Plan;

          (viii) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

          (xi) Incur any indebtedness or other liabilities or guarantee any such indebtedness or other liabilities of others or issue or sell any debt securities of the Company or guarantee any debt securities of others, except in the ordinary course of business;

          (xii) Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which agreements are disclosed on Schedule 4.1(a)(xii));

          (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees, except as expressly set forth in the Company's 1999 Operating Plan;

          (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

          (xvi) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since February 28, 1999;

          (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (xx) Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $50,000, in the aggregate;

          (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership, limited liability company or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, Section 2.8 or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     (b) Parent Conduct.  Parent shall promptly notify the Company of any event
         --------------
or occurrence which is not in the ordinary course of business of Parent and which is material and adverse to the business of Parent. Parent agrees to disclose to the Company prior to the Effective Time any material change in its capitalization as set forth in Section 3.3 hereto.

4.2  No Solicitation

     Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to the Company to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1  Company Stockholder Approval

     As promptly as practicable after the execution of this Agreement and at such time as is permitted by applicable law, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

5.2  Access to Information

     Each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.3  Confidentiality

     Subject to the requirements of any federal or state securities laws, or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), each of the parties hereto hereby agrees
                               ----
to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law,
(c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

5.4  Expenses

     Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation
  --------------------
and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. All such Third Party Expenses incurred by the Company, including fees and expenses payable by the Company to SG Cowen Securities Corporation, PriceWaterhouseCoopers LLP and Wilson, Sonsini, Goodrich & Rosati shall be paid by the Company at or before Closing and the Company shall provide a summary of such expenses to Parent at the time of Closing.

5.5  Public Disclosure

     Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

5.6  Consents

     The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

5.7  FIRPTA Compliance

     On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

5.8  Reasonable Efforts

     Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions

                                      -41
contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Each party hereto will fully cooperate with the other parties, and their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement.

5.9  Notification of Certain Matters

     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.10  Pooling Accounting

      Each party hereto shall use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each party hereto shall not, and shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to, take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

5.11  Affiliate and Voting Agreements

      Schedule 5.11 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Related Party") promulgated under the Securities Act
                         -------------
("Rule 145").  The Company shall provide Parent such information and documents
----------
as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Related Parties, an executed Affiliate and Voting Agreement in the form attached hereto as Exhibit B. Parent
                                                              ---------
shall be entitled to place appropriate legends on the certificates evidencing any Parent

Common Stock to be received by such Related Parties pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate and Voting Agreements.

5.12  Additional Documents and Further Assurances

      Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.13  Form S-8

      Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options within fifteen (15) days after the Effective Time.

5.14  Nasdaq National Market Listing

      Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

5.15  Company's Auditors

      The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past three years , including the examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to render the opinion called for by Section 6.3(i) hereof.

5.16  Additional Representations Relating to Tax Matters

      (a) Parent represents solely for tax purposes now, and as of the Closing Date, as follows:

          (i) it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in business in a manner that satisfies the continuity of business enterprise requirement set forth in Treasury Regulation Section 1.368-1(d);

          (ii) it has no present plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing "control" (within the meaning of Section 368(c)) of the Company; and

          (iii) except for reorganizations described in Section 368(a)(1)(F) of the Code, it has no present plan or intention to liquidate the Company, to merge the Company into another corporation including Parent affiliates, to sell, distribute or otherwise dispose of the capital stock of the Company except for transfers of stock described in Section 368(a)(2)(C) or Treasury Regulation
Section 1.368-2(k)(2); or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(k(2).

      (b) Prior to the Merger, Parent will be in "control" of Merger Sub within the meaning of Section 368(c) of the Code.

      (c) Except where, in the opinion of tax counsel to Parent, there is not "substantial authority", as defined in Section 6662 of the Code, to support such a position, the parties shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code and the exchange of Company Capital Stock by the Stockholders for Parent Common Stock pursuant to Section 1.7 as an exchange under Section 354(a) of the Code. Following the Merger, the parties will comply with the record-keeping and information filing requirements of Treasury Regulation Section 1.368-3.

      (d) Nothing contained in this Agreement shall constitute a representation or warranty by Parent or Merger Sub with respect to the tax consequences of the Merger or this Agreement for the Company or its Stockholders.

                      ARTICLE VI CONDITIONS TO THE MERGER

6.1   Conditions to Obligations of Each Party to Effect the Merger

      The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

      (a) No Injunctions or Restraints; Illegality.  No temporary restraining
          ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

      (b) Nasdaq Listing.  The shares of Parent Common Stock issuable to
          --------------
stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

      (c) Registration Rights Agreement.  The Registration Rights Agreement in
          -----------------------------
substantially the form attached hereto as Exhibit C shall have been executed by
                                          ---------
Parent and a majority-in-interest of the stockholders of the Company.

6.2 Additional Conditions to Obligations of the Significant Stockholders and the Company

      The obligations of the Significant Stockholders and the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Significant Stockholders.

      (a) Representations and Warranties.  The representations and warranties of
          ------------------------------
Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

      (b) Agreements and Covenants.  Parent and Merger Sub shall have performed
          ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

      (c) Legal Opinion.  The Company shall have received a legal opinion from
          -------------
Perkins Coie LLP, counsel to Parent, in substantially the form attached hereto as Exhibit D.
   ---------

      (d) Material Adverse Change.  There shall not have occurred any material
          -----------------------
adverse change in the business, assets (including intangible assets), financial condition, prospects or results of operations of Parent since the date of this Agreement. For purposes of this condition, a decline in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

6.3   Additional Conditions to the Obligations of Parent and Merger Sub

      The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

      (a) Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company;

      (b) Agreements and Covenants.  The Company shall have performed or
          ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

      (c) Third Party Consents.  The Company shall have obtained the consents,
          --------------------
approvals and waivers set forth in Schedule 6.3(c), which consents must in all respects be satisfactory to Parent in its sole and absolute discretion. All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for consummation of the transactions contemplated hereby or for the continued operation of the Company, will have been obtained or delivered, as applicable, and all waiting periods specified by law will have passed.

      (d) Legal Opinion.  Parent shall have received a legal opinion from Wilson
          -------------
Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.
                                                      ---------

      (e) Affiliate Agreements.  Each of the parties identified by the Company
          --------------------
as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

      (f) Employment, Noncompetition and/or Consulting Agreements.  Each of the
          -------------------------------------------------------
persons listed on Schedule 6.3(f) shall have executed and delivered to Parent an employment, noncompetition and/or consulting agreement in form and substance reasonably acceptable to Parent, and each such agreement shall be in full force and effect.

      (g) No Dissenters.  Stockholders of more than 5% of the outstanding shares
          -------------
of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

      (h) Opinion of Accountants.  Parent shall have received a letter from
          ----------------------
Arthur Andersen LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement. In addition, the Company's accountants shall have provided a letter, satisfactory in form and substance to Parent, regarding the appropriateness of pooling of interests accounting for a transaction involving the Company.

      (i) Stockholder Approval.  This Agreement and the Merger shall have been
          --------------------
approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

      (j) Escrow and Indemnification Agreement.  An executed Escrow and
          ------------------------------------
Indemnification Agreement which shall be in full force and effect shall have been delivered to Parent.

      (k) Material Adverse Effect.  There shall not have occurred any Material
          -----------------------
Adverse Effect in the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company since the date of the Company February Balance Sheet, excluding for this purpose any effect resulting from the announcement of the Merger.

                                  ARTICLE VII
                         INDEMNIFICATION; ESCROW FUND

7.1   Establishment of Escrow Fund

      At the Effective Time, the Company's Stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with ChaseMellon Shareholder Services LLC (or other institution acceptable to Parent and the Securityholder Agent) as Escrow Agent (the "Escrow Agent"), such
                                                           ------------
deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the
                                           -----------
terms set forth in the Escrow and Indemnification Agreement.

7.2   Indemnification

      Subject to the provisions of Section 7.5, each of the Stockholders severally agrees to indemnify Parent, the Surviving Corporation and their successors and assigns, and the officers, directors, affiliates, employees, controlling persons and agents of the foregoing (the "Indemnitees"), and to hold
                                                      -----------
each Indemnitee harmless against and in respect of all claims, losses, liabilities, damages, deficiencies, Taxes, actions or causes of action, costs and expenses, including reasonable attorneys' and accountants' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") in excess of an aggregate twenty-five thousand
 ----                    ------
dollars ($25,000) incurred by any Indemnitee directly or indirectly as a result of (a) any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein, (b) the nonperformance by the Company (whether partial or total) of any covenants or agreements made in this Agreement or any agreement entered into pursuant hereto which was due to be performed at or before Closing. Any claim for compensation for Losses hereunder shall be offset or reduced by the amount of any insurance proceeds received by the Surviving Corporation or Parent for such losses. Parent shall act in good faith and in a commercially reasonable manner to mitigate any Losses it may suffer. Parent may not make a claim for Loss arising out of a third party claim unless the third party has made its claim in writing.

7.3  Procedure; Claims

     Whenever a claim arises for indemnification under this Article VII, the Indemnitee shall comply with the notice and other procedures specified in the Escrow and Indemnification Agreement.

7.4  Survival of Representation and Warranties

     The representations and warranties contained herein will survive the Closing Date until the earlier of (i) April 14, 2000 or (ii) the date on which Parent's independent accountants issues an audit reprot for Parent and its consolidated subsidiaries for the year ended december 31, 1999 (the "Expiration Date"). Upon their expiration, such representations and warranties will be terminated and extinguished and thereupon shall be conclusively deemed to have been true and correct when made. No claim for compensation of Losses shall be made unless asserted by a written notice given to the Escrow Agent and the Securityholder Agent on or prior to the Expiration Date.

7.5  Exclusive Remedy; Applicability

     If the Merger is consummated as contemplated herein, this Article VII, together with the Escrow and Indemnification Agreement, shall set forth the exclusive remedy and recourse of the Indemnitees arising from any Losses in connection with this Agreement and the consummation of the Merger. However, nothing in this Article VII shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which

Parent or the Surviving Corporation may be entitled as a result of intentional fraud by the Company or any Company Stockholder. Furthermore, nothing in this
Article VII shall limit the liability of the Company for any breach of a representation, warranty or covenant if the Merger does not close.

7.6  Securityholder Agent

     (a) In the event that the Merger is approved, effective upon such vote, and without further act of any Stockholder, Sanjeev Malaney shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each stockholder of
                                 --------------------
the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent and the Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

     (b) The Securityholder Agent shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Securityholder Agent pursuant to such advice shall in no event subject the Securityholder Agent to liability to any stockholder of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund. The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent (collectively, "Costs").
                                     -----

     (c) Solely to the extent that Escrowed Stock would otherwise be released by the Escrow Agent to the Record Holders in accordance with the terms of the Escrow and Indemnification Agreement ("Remaining Shares"), the Securityholder
                                       ----------------
Agent shall be reimbursed for Costs upon submission of such invoices as the Escrow Agent or Parent may reasonably request, by delivering to the Escrow Agent a claim for Remaining Shares having a value equal to such Costs. The value of any shares of Remaining Shares transferred to the Securityholder Agent under this Section 7.6(c) shall be determined under Section 1(e) of the Escrow and Indemnification Agreement.

     (d) A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

8.1  Termination

     Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual consent of the Company and Parent;

     (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on April 16, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b) (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

     (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

     (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

8.2  Effect of Termination

     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, members or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3  Amendment

     Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4  Extension; Waiver

     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX
                              GENERAL PROVISIONS

9.1  Notices

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent, Merger Sub or the Surviving Corporation, to:

          AVT Corporation
          11410 NE 122nd Way
          P.O. Box 97025
          Kirkland, WA  98083-9725
          Attention:  Chief Executive Officer
          Telephone No.:  (425) 820-6000
          Facsimile No.:  (425) 820-4040

          with a copy to:

          Perkins Coie LLP
          1201 3rd Avenue
          Seattle, WA  98101-3099
          Attention:  Linda Schoemaker
          Telephone No.:  (206) 583-8908
          Facsimile No.:  (206) 583-8500

          (b)  if to the Company, to:

          MediaTel Corporation
          274 Brannan Street
          San Franciso, CA  94107
          Attention:  Sanjeev Malaney
          Telephone No.:  (415) 882-4300
          Facsimile No.:  (415) 882-4471

          with a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Michael J. Danaher, Esq.
          Telephone No.:  (650) 493-9300
          Facsimile No.:  (650) 493-6811

          (c) if to the Securityholder Agent to:

          Sanjeev Malaney, Client
          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Michael J. Danaher, Esq.
          Telephone No.:  (650) 493-9300
          Facsimile No.:  (650) 493-6811

          With a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Michael J. Danaher, Esq.
          Telephone No.:  (650) 493-9300
          Facsimile No.:  (650) 493-6811

9.2  Interpretation

     The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3  Counterparts

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4  Entire Agreement; Assignment

     This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

9.5  Severability

     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6  Other Remedies

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7  Governing Law; Venue

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in San Francisco County, California in connection with any action relating this Agreement.

9.8  Rules of Construction

     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9  Specific Performance

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE X
                                  DEFINITIONS

     The terms defined in this article shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires.

     Affiliate shall mean any person or entity defined in Section 2.21(a)(i).
     ---------

     Aggregate Common Number  shall mean the number defined in Section 1.6(g)(i)
     ------------------------
of this Agreement.

     Aggregate Option Number  shall mean the number defined in Section
     -----------------------
1.6(g)(iii) of this Agreement.

     Aggregate Preferred Number shall mean the number defined in Section
     ---------------------------
1.6(g)(ii) of this Agreement.

     Aggregate Share Number shall mean the number defined in Section 1.6(g)(iv)
     ----------------------
of this Agreement.

     Agreement shall mean this Agreement and Plan of Reorganization.
     ---------

     Certificate of Merger shall mean the Certificate of Merger, or like
     ---------------------
instrument, filed with the Secretary of State of Delaware, as set forth in
Section 1.2 of this Agreement.

     Certificates shall mean the certificates defined in Section 1.8(c) of this
     ------------
Agreement.

     Closing shall mean the closing of the Merger, defined in Section 1.2 of
     -------
this Agreement.

     Closing Date shall mean the date upon which the Closing effectively occurs,
     ------------
defined in Section 1.2 of this Agreement.

     Code shall mean the Internal Revenue Code of 1986, as amended.
     ----

     Company shall mean Goldengate Corporation, a Delaware corporation.
     -------

     Company Capital Stock shall mean all issued and outstanding shares of the
     ---------------------
Company, as set forth in Recital B hereto.

     Company Common Stock shall mean the Common Stock of the Company, as set
     --------------------
forth in Recital B hereto.

     Company Employee Plan shall mean the Company's employee plans, as defined
     ---------------------
in Section 2.21(a)(iii) of this Agreement.

     Company February Balance Sheet shall mean the Company's balance sheet as of
     ------------------------------
February 28, 1999, as set forth in Section 2.6 of this Agreement.

     Company Financials shall mean the Balance Sheet and the Company's related
     -------------------
unaudited consolidated statements for the year then ended, as set forth in
Section 2.6 of this Agreement.

     Company Option shall mean each outstanding option to purchase Company
     ---------------
Common Stock, as defined in Section 1.6(c)(i) of this Agreement.

     Company Preferred Stock shall mean the Preferred Stock of the Company, as
     -----------------------
set forth in Recital B hereto.

     Company Schedules shall mean the disclosure letter supplied by the Company
     -----------------
to Parent and Merger Sub, as set forth in Article II of this Agreement.

     Company Technology shall have the meaning set forth in Section 2.12(b) of
     ------------------
this Agreement.

     Conflict shall mean any conflict defined in Section 2.5 of this Agreement.
     --------

     Contract shall mean any agreement, contract or commitment, as defined in
     --------
Section 2.13 of this Agreement.

     Delaware Law shall mean the Delaware General Corporation Law.
     ------------

     Dissenting Shares shall mean the shares of Company Capital Stock held by a
     ------------------
holder who has demanded and perfected appraisal or dissenters' rights, as defined in Section 1.7 of this Agreement.

     DOL shall mean the U.S. Department of Labor, as set forth in Section
     ---
2.21(c) of this Agreement.

     Domain Names shall have the meaning set forth in Section 2.12(k) of this
     ------------
Agreement.

     Effective Time shall mean the time of acceptance of the Certificate of
     --------------
Merger by the Secretary of State of Delaware, as defined in Section 1.2 of this Agreement.

     Employee shall mean any employee of the Company, as defined in Section
     --------
2.21(a)(iv) of this Agreement.

     Employee Agreement shall mean the agreements between the Company and an
     ------------------
Employee, as defined in Section 2.21(a)(v) of this Agreement.

     End-User Licenses  shall mean the object code end-user licenses defined in
     -----------------
Section 2.12(b) of this Agreement.

     Environmental Permits shall mean the permits defined in Section 2.19(c) of
     ---------------------
this Agreement.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended as set forth in Section 2.21(a)(ii) of this Agreement.

     Escrow Agent shall have the meaning set forth in section 7.1 of this
     ------------
Agreement.

     Escrow Amount shall mean the amount defined in Section 1.6(g)(v) of this
     -------------
Agreement.

     Escrow Fund shall have the meaning set forth in Section 7.1 of this
     -----------
Agreement.

     Exchange Act shall mean the Securities and Exchange Act of 1934, as
     ------------
amended, as set forth in Section 3.4 of this Agreement.

     Exchange Agent shall mean the bank or trust company designated by Parent,
     --------------
as set forth in Section 1.8(a) of this Agreement.

     Exchange Ratio shall mean the ratio defined in Section 1.6(g)(vi) of this
     --------------
Agreement

     GAAP shall mean generally accepted accounting principles, as set forth in
     ----
Section 2.6 of this Agreement.

     Governmental Entity shall mean any governmental authority, as defined in
     -------------------
Section 2.5 of this Agreement.

     Hazardous Materials Activities shall mean the activities defined in Section
     ------------------------------
2.19(b) of this Agreement.

     IP Registrations shall have the meaning set forth in Section 2.12(e) of
     ----------------
this Agreement.

     IP Rights shall have the meaning set forth in Section 2.12(e) of this
     ---------
Agreement.

     IRS shall mean the Internal Revenue Service, as set forth in Section
     ---
2.9(b)(v) of this Agreement.

     Liens shall mean the liens defined in Section 2.9(b)(ix) of this Agreement.
     -----

     Loss or Losses shall mean the losses defined in Section 7.2(a) of this
     --------------
Agreement.

     Marks shall have the meaning set forth in Section 2.12(d) of this
     -----
Agreement.

     Material Adverse Effect shall mean the effect defined in Section 2.1 of
     -----------------------
this Agreement.

     Merger shall mean the merger of Merger Sub with and into the Company.
     ------

     Merger Sub shall mean Goldengate Acquisition Corp., a Delaware corporation
     ----------
and wholly owned subsidiary of Parent.

     Multiemployer Plan shall mean any Pension Plan which is a "multiemployer
     ------------------
plan," as defined in Section 2.21(a)(vi) of this Agreement.

     Option Plan shall mean the Company's 1996 Stock Option Plan, as defined in
     ------------
Section 1.6(c) of this Agreement.

     Parent shall mean Mariners Corporation, a Washington corporation.
     ------

     Parent Common Stock shall mean shares of voting Common Stock of Parent, as
     -------------------
set forth in Recital B.

     Parent Common Stock Price shall mean the price of Parent Common Stock, as
     -------------------------
determined under Section 1.6(g)(vii).

     Parent Financial Statements shall mean the financial statements of Parent,
     ---------------------------
as defined in Section 3.4 of this Agreement.

     Pension Plan shall mean each Company Employee Plan which is an "employee
     ------------
pension benefit plan," as defined in Section 2.21(a)(vii) of this Agreement.

     Products shall have the meaning set forth in Section 2.12(b) of this
     --------
Agreement.

     Recapitalization of the Parent Common Stock shall have the meaning set
     -------------------------------------------
forth in Section 1.6(g)(iv) of this Agreement.

     Related Party shall have the meaning set forth in Section 5.11 of this
     -------------
Agreement.

     Returns shall mean the returns defined in Section 2.9(a) of this Agreement.
     -------

     Rule 145 shall mean Rule 145 promulgated under the Securities Act, as set
     --------
forth in Section 5.11 of this Agreement.

     SEC shall mean the Securities and Exchange Commission, as set forth in
     ---
Section 3.4 of this Agreement.

     SEC Documents shall mean all reports and registration statements filed with
     -------------
the SEC, as defined in Section 3.4 of this Agreement.

     Securities Act shall mean the Securities Act of 1933, as amended, as set
     --------------
forth in Section 2.32 of this Agreement.

     Stockholder shall have the meaning set forth in Section 1.6 of this
     -----------
Agreement.

     Subsidiary shall mean Goldengate International Holdings Company, Inc., a
     ----------
Delaware corporation and wholly owned subsidiary of the Company, as set forth in
Section 2.3 of this Agreement.

     Surviving Corporation shall mean the Company as the surviving corporation
     ----------------------
after the Merger, as defined in Section 1.1 of this Agreement.

     Tax or Taxes shall mean the taxes defined in Section 2.9(a) of this
     ------------
Agreement.

     Technology shall have the meaning set forth in Section 2.12(b) of this
     ----------
Agreement.

     Technology Related Assets shall have the meaning set forth in Section
     -------------------------
2.12(a) of this Agreement.

     Technology shall have the meaning set forth in Section 2.12(a) of this
     ----------
Agreement.

     Third Party Expenses shall mean the expenses defined in Section 5.4 of this
     --------------------
Agreement.

     Third Party Licenses shall have the meaning set forth in Section 2.12(c) of
     --------------------
this Agreement.

     Third Party Technologies shall have the meaning set forth in Section
     ------------------------
2.12(c) of this Agreement.

     Transaction Documents has the meaning set forth in Section 2.4 of this
     ---------------------
Agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

AVT CORPORATION

By:  /s/ Richard J. LaPorte

Name:  Richard J. LaPorte

Title:  Chairman and CEO

MEDIATEL CORPORATION

By:  /s/ Sanjeev Malaney

Name:  Sanjeev Malaney

Title:  Chairman and CEO

GOLDENGATE ACQUISITION CORP.

By:  /s/ Roger Fukai

Name:  Roger Fukai

Title:  President

                               INDEX OF EXHIBITS



Exhibit                     Description
-------                     -----------
Exhibit A                   Escrow and Indemnification Agreement

Exhibit B                   Form of Affiliate and Voting Agreement

Exhibit C                   Form of Registration Rights Agreement

Exhibit D                   Form of Legal Opinion of Counsel to Parent

Exhibit E                   Form of Legal Opinion of Counsel to the Company